Exhibit 99.9

Units 15-17, Ground Floor Bangunan Haji Hassan Abdullah, Jalan Gadong, Kampung Menglait Bandar Seri Begawan, BE3919 Brunei Darussalam

T: 673 223 3838 F: 673 223 3868

www.harryelias.com

ORTOLI ROSENDSTADT YE PTE LTD	Date:	22 November 2024
20 Collyer Quay	Your ref:
#14-01	Our ref:	BU23002114
Singapore 049319	Email:	NadeeyaSalleh@harryelias.com

Attn:	Ivan Tan, Associate	BY EMAIL ONLY

Dear Sirs

RE:	P.Y OILTOOLS SDN BHD (“the Company”) – REGISTRATION STATEMENT ON FORM F-1 OF THE COMPANY

1.	We refer to the above-captioned matter.

2.	We have acted as Brunei legal counsel to the Company in connection with the Offering (as defined below) and we refer to the Registration Statement on Form F-1 (the “Registration Statement”) filed by OMS Energy Technologies Inc. (the “ListCo”) with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933 of the United States, as amended (the “Securities Act”), of the public offering (“Offering”) of ordinary shares in the capital of ListCo. We have taken instructions solely from the Company.

3.	For the purpose of rendering this opinion, we have examined:

(a)	a copy of the Registration Statement on Form F-1;

(b)	a copy of the Constitution of the Company comprising the Memorandum of Association and the Articles of Association;

(c)	a copy of the Certificate of Incorporation of the Company dated March 15, 1999 issued by Registrar of Companies, Brunei Darussalam (“ROCBN”) confirming that the Company is a private company limited by shares;

(d)	litigation search results conducted on the Company in the Magistrates Court dated November 14, 2023; the Intermediate Court dated November 7, 2023; and the High Court dated November 7, 2023, which confirm that there is no suit filed for or against the Company in respect of (i) the past six (6) years in the Magistrate’s Court; and (ii) the period between 2001 and November 7, 2023 in the Intermediate Court and High Court;

(e)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

4.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 3 of this legal opinion.

5.	We have assumed:

(a)	the completeness and correctness of all facts stated in all documents submitted to us and all information provided by the Company to us;

(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that, (i) the information disclosed by the electronic searches made on the One Common Portal (the “OCP Searches”) of the electronic records of the OCP against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the OCP Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the OCP Searches;

(d)	that, (i) the information disclosed by the search results from the Magistrates Court dated November 14, 2023; the Intermediate Court dated November 7, 2023; and the High Court dated November 7, 2023 (the “Litigation Searches”) of the respective Court’s records of litigation against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the Litigation Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the Litigation Searches;

(e)	that, (i) the information disclosed by the search results from the Collateral Registry Search done on October 26, 2023 (“CRS Searches”) of the electronic records of the CRS against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the CRS Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the CRS Searches;

(f)	the completeness, correctness and validity of the documents which we have relied on in issuing this opinion;

(g)	that the documents and information, when provided, were as current as possible at the time of our enquiries and that no changes had occurred or were envisaged without us being made aware of it;

(h)	that unless we were informed by the Company, no updated information or material were added to the material, files and information provided to us by the Company;

(i)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft.

6.	The making of the above assumptions does not imply that we have made any enquiry to verify any assumption (other than as expressly stated in this opinion). No assumption specified above is limited by reference to any other assumption.

7.	Based upon and subject to the foregoing, and subject to any matters or documents not disclosed to us and subject to the disclosures made in our legal due diligence report, a preliminary draft which was issued on January 5, 2024, the statements set forth in the Registration Statement under the captions “Risk Factors”, “Enforceability of Civil Liabilities – Brunei”, ” History and Corporate Structure”, “Business”, and “Regulatory Environment” (collectively, the “Relevant Sections”) insofar as such statements constitute summaries of the Brunei legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof.

8.	We express no opinion on:

(a)	any financial statements or other financial data, or any other financial, business, statistical, operational, accounting, audit or taxation issues (including matters relating to the prospects and future performance of the Company; and

(b)	any statements or opinions as to prospects, projections or the occurrence of matters in the future, which are referred to in the Relevant Sections of the Registration Statement.

9.	In preparing the Relevant Sections, we have relied on the material, documents, information and confirmations provided to us by the Company and have not separately conducted any on-site visit, operational due diligence or other verification.

10.	This opinion relates only to the laws of general application of Brunei Darussalam as published at the date hereof and as currently applied by the courts of Brunei Darussalam, and is given on the basis that it will be governed by and construed in accordance with the laws of Brunei Darussalam. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Brunei Darussalam. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than Brunei Darussalam.

11.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Brunei law in Brunei Darussalam, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

12.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

13.	This opinion is given on the basis of the laws of Brunei Darussalam in force and the information made available to us as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of Brunei Darussalam after the date of this opinion.

14.	Thank you.

Yours faithfully,

/s/ Nadeeya Salleh
Nadeeya Salleh | Counsel
HEP LAW